 SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES SECOND QUARTER 2009 RESULTS AND RESCHEDULED EARNINGS CONFERENCE CALL

HOUSTON, August 3, 2009 – Swift Energy Company (NYSE: SFY) announced today a loss from continuing operations for the second quarter of 2009 of $2.2 million, or $0.07 per diluted share, a decrease of 103% when compared to $83.2 million of income from continuing operations for the second quarter 2008, or $2.62 per diluted share.  (The production, revenue, expense, cash flow and income information reported for the second quarter 2009 are the results of continuing operations of Swift Energy.)

The Company also announced that it will conduct its live quarterly conference call this afternoon at 4:30 p.m. CDT to discuss second quarter 2009 financial results.  This is a rescheduled timing of Swift Energy’s normal quarterly conference call, which had previously been scheduled for this Thursday, August 6, 2009, at 9:00 a.m. CDT.  Call-in details are provided later in this release.

Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) for the second quarter 2009 decreased 77% to $42.4 million, or $1.36 per diluted share, compared to $184.4 million, or $5.95 per diluted share, for the second quarter 2008.

Swift Energy produced 2.26 million barrels of oil equivalent (“MMBoe”) during the second quarter of 2009, which is a 16% decrease compared to second quarter 2008 production of 2.69 MMBoe and a 5% decrease compared to first quarter 2009 production.

Terry Swift, Chief Executive Officer of Swift Energy, commented, “We are pleased to report financial and operational results for the second quarter of 2009 at or above the high end of our previously announced guidance ranges.  These results stem from the exceptional effort and focus of everyone in the organization.  Although the economic environment has remained volatile, Swift Energy has used the first six months of 2009 to streamline its operations and high grade its extensive drilling inventory across all of its core areas.  The Company has also established a significant acreage position in the Eagle Ford shale and Olmos tight sand resource plays of South Texas.

“Recently, we completed drilling the first horizontal Olmos well of our 2009 program in the AWP field and will soon begin drilling the second well of this program.  We are preparing to drill our first horizontal Eagle Ford shale well in South Texas and evaluating joint venture drilling programs that would accelerate the development of this acreage.  As activity in South Texas progresses and the commodity price environment improves, we see the opportunity to increase activity levels in this and other areas during the second half of 2009 as well.

--more--

“To ensure that Swift Energy enters 2010 with an emphasis on growing reserves and production, we are raising our 2009 capital budget from $125 - $150 million to $160 - $180 million.  Additional spending will be directed towards growing oil production in Lake Washington through a recompletion and shallow and intermediate drilling program targeting our proved undeveloped, probable and possible inventory, expanding our horizontal drilling operations in the Olmos formation in the AWP field, commencing horizontal drilling operations in the Eagle Ford shale formation and drilling oil wells in the northern portion of the AWP field.  We expect this increase in activity will deliver a net daily production rate into the range of 24,000 – 26,000 barrels of oil equivalent by year end 2009.”

Revenues and Expenses

Total revenues for the second quarter of 2009 decreased 68% to $82.9 million from the $262.7 million generated in the second quarter of 2008, primarily attributable to lower commodity prices.

Depreciation, depletion and amortization expense (“DD&A”) of $17.90 per barrel of oil equivalent (“Boe”) in the second quarter 2009 decreased from $21.26 per Boe of DD&A in the comparable period in 2008, primarily as a result of a lower depletable base, lower production and lower future development costs.  Lease operating expenses, before severance and ad valorem taxes, were $8.34 per Boe in the second quarter of 2009, a decrease of 21% compared to costs of $10.61 per Boe in the second quarter of 2008.  The decrease in lease operating expenses was predominantly due to the continuation of cost reduction initiatives, including lower costs for contract field labor and for workovers, along with decreased natural gas processing, plant operating expenses and other non-operated costs.  Severance and ad valorem taxes were down appreciably to $4.39 per Boe from $9.97 per Boe in the comparable period due to lower commodity prices.

General and administrative expenses decreased to $3.36 per Boe during the second quarter of 2009 from $3.82 per Boe in the same period in 2008 as a result of reduced staffing levels and other cost reduction initiatives.  Interest expense increased to $3.46 per Boe in the second quarter of 2009 compared to $3.06 per Boe for the same period in 2008 due to higher borrowings through the Company’s credit facility.

Production & Pricing

Swift Energy’s second quarter 2009 production was 2.26 MMBoe, a decrease of 16% when compared to 2008 second quarter production of 2.69 MMBoe.  Sequentially, production decreased 5% from the 2.37 MMBoe produced in the first quarter of 2009.  Second quarter production decreased as a result of no new drilling activity, shut-in production at Bay de Chene and natural declines.

The Company realized an aggregate average price of $36.71 per Boe during the quarter, a decrease of 62% from the $97.70 average price received in the second quarter of 2008, but an increase of 14% compared to average prices realized in the first quarter of this year.  In the second quarter of 2009, average crude oil prices decreased 56% to $55.42 per barrel from $125.20 per barrel realized in the same period in 2008.  For the same periods, average natural gas prices were $3.11 per thousand cubic feet (“Mcf”), a decrease of 70% from the $10.49 per Mcf average price realized a year earlier.  Prices for natural gas liquids (“NGL”) averaged $28.26 per barrel in the second quarter for a 58% decrease from second quarter 2008 NGL prices of $67.73 per barrel.

Operations Update

Although no wells were drilled during the second quarter of 2009, Swift Energy did begin its 2009 horizontal drilling program in the Olmos formation in its AWP field in McMullen County, Texas late in the second quarter.  Drilling operations were recently concluded on the R Bracken 34-H well, and the production liner has been set with well completion and hydraulic fracturing to take place later this month.

--more--

In its Southeast Louisiana core area, the Company completed one well in the Bay de Chene field, located in Jefferson and Lafourche parishes.  This well, the BDC UC #8, was drilled in 2008 but could not be completed until repairs in the field had been made to damage caused by Hurricane Gustav.  The BDC UC #8 well, was drilled to a depth of 14,176 feet and encountered 66 feet of true vertical pay in two zones.  This well began flowing to sales in mid May, and for the month of July, produced at an average daily rate of 5.3 gross million cubic feet per day (“MMcf/d”) of gas.  Current flowing tubing pressure of this well is 1,220 psi.

The Shasta discovery well was brought online April 26 and is now producing to the Westside facility in Lake Washington.  For the month of July, this well produced at an average daily rate of 4.6 gross MMcf/d and 331 gross barrels of oil per day (“Bo/d”) at 9,600 psi on a 14/64” choke.  Swift Energy has a 50% working interest in this well.

At Lake Washington during the quarter, a production optimization program involving gas lift enhancements and sliding sleeve shifts to change productive zones was continued to assist in mitigation of natural field declines.  Well work was completed on 13 wells and 3 recompletions were performed during the second quarter.

The Company is preparing to initiate a second half 2009 recompletion and drilling program at Lake Washington.  This program will target shallow and intermediate depth oil targets in the field and will commence during the fourth quarter.

In the Bay de Chene field, located in Jefferson and Lafourche parishes, facilities construction and upgrades continued during the second quarter to repair damages caused by Hurricane Gustav.  Additional high pressure gas production was brought online and daily production in the field for the month of June averaged 20.5 gross MMcfe/d.  Approximately 1,500 – 2,000 net Boe/d of oil and low pressure gas production remains shut-in at Bay de Chene as facilities construction continues.  These new facilities should be completed and fully commissioned by the end of the third quarter of 2009.

In the Company’s South Texas core area, the first well of the 2009 horizontal drilling and completion program targeting the Olmos formation at the AWP field recently finished drilling and is being prepared for completion.  The rig that drilled this well will soon be moved to begin drilling operations on the second well of the program.  With the planned increase in capital spending for 2009, this Olmos horizontal drilling program will be continued into 2010, and a number of oil locations will also be drilled in the AWP area.

Additionally, the Company is preparing to drill at least one horizontal well during the second half of the year to test the Eagle Ford shale formation in its AWP field.  Swift Energy is also considering a strategic joint venture with an industry partner to accelerate the Eagle Ford development and increase the value of its existing acreage position.

--more--

Swift Energy has continued to expand its acreage position in South Texas during 2009.  The following is the Company’s approximate undeveloped acreage position in the South Texas area as of July 31, 2009:

		Undeveloped (1)
		Olmos Formation		Eagle Ford Formation
County	Field	Gross Acres	Net Acres	Gross Acres	Net Acres

McMullen	AWP	37,000	37,000	60,000	60,000
La Salle	Sun TSH	17,000	15,000	8,000	8,000
Dimmitt	Briscoe	61,000	61,000	12,000	12,000
Webb	Fasken	0	0	9,000	9,000
Total Acres		115,000	113,000	89,000	89,000

(1)	Includes surface acreage where our ownership interests in both formations overlap.

In the Central Louisiana/East Texas core area, Swift Energy recently entered into a joint venture agreement with a large independent active in the area for development and exploitation in and around the Burr Ferry field in Vernon Parish, LA.  The Company, as fee mineral owner, leased a 50% working interest in approximately 33,623 gross acres to the joint venture partner.  Swift Energy retains a 50% working interest in the joint venture acreage as well as its fee mineral royalty rights.

Price Risk Management

Swift Energy has purchased crude oil floors that cover approximately 69% to 73% of its currently expected third quarter 2009 crude oil production at an average NYMEX strike price of $62.00 per barrel.  On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, Monday, August 3, at 4:30 p.m. CDT to discuss second quarter 2009 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call.  The conference call will be available live over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will become available online and archived at the Company’s website at a later date.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves onshore in Louisiana and Texas and in the inland waters of Louisiana.

--more--

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves,  availability of labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

16825 Northchase Drive, Suite 400, Houston TX 77060
www.swiftenergy.com

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2009	2008	Percent Change		2009	2008	Percent Change
Revenues:
Oil & Gas Sales	$82,783	$263,184	(69	) %	$159,201	$463,157	(66	) %
Other	138	(503)	NM		79	(1,516)	NM
Total Revenue	$82,921	$262,681	(68	) %	$159,280	$461,641	(65	) %
Income (Loss) From Continuing Operations	$(2,210)	$83,245	(103	) %	$(61,213)	$133,080	(146	) %
Basic EPS – Continuing Operations	$(0.07)	$2.66	(103	) %	$(1.97)	$4.27	(146	) %
Diluted EPS – Continuing Operations	$(0.07)	$2.62	(103	) %	$(1.97)	$4.22	(147	) %
Net Cash Provided By Operating Activities – Continuing Operations	$32,839	$155,053	(79	) %	$83,573	$294,743	(72	) %
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$1.05	$5.00	(79	) %	$2.69	$9.56	(72	) %
Cash Flow Before Working Capital Changes(1) (non-GAAP measure) – Continuing Operations	$42,439	$184,385	(77	) %	$88,719	$320,637	(72	) %
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$1.36	$5.95	(77	) %	$2.85	$10.40	(73	) %
Weighted Average Shares Outstanding (Basic)	31,175	30,608	(2	) %	31,103	30,478	(2	) %
Weighted Average Shares Outstanding (Diluted)(2)	31,175	31,011	(1	) %	31,103	30,833	(1	) %
EBITDA(1) (non-GAAP measure)	$46,614	$196,950	(76	) %	$86,060	$337,430	(74	) %
Production (MBoe) – Continuing Operations	2.26	2.69	(16	) %	4.62	5.26	(12	) %
Realized Price ($/Boe) – Continuing Operations	$36.71	$97.70	(62	) %	$34.45	$87.98	(61	) %

(1)
See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

(2)	These diluted share amounts were used in proforma income and cash flow per share metrics

Reconciliation of GAAP (a) to non-GAAP Measures
(Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2009	June 30, 2008
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$(2,210)	$83,245	NM
Provision (Benefit) for Income Taxes	(71)	47,727
Interest Expense, Net	7,813	8,231
Depreciation, Depletion & Amortization & ARO (b)	41,082	57,747
EBITDA	$46,614	$196,950	(76)%

	Six Months Ended
	June 30, 2009	June 30, 2008
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$(61,213)	$133,080	NM
Provision (Benefit) for Income Taxes	(33,037)	76,734
Interest Expense, Net	15,280	16,921
Depreciation, Depletion & Amortization & ARO (b)	85,718	110,695
Write-Down of Oil and Gas Properties	79,312	---
EBITDA	$86,060	$337,430	(74)%

	Three Months Ended
	June 30, 2009	June 30, 2008
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$32,839	$155,053	(79)%
Increases and Decreases In:
Accounts Receivable	122	34,220
Accounts Payable and Accrued Liabilities	7,942	(7,443)
Income Taxes Payable	(7)	658
Accrued Interest	1,543	1,897
Cash Flow Before Working Capital Changes – Continuing Operations	$42,439	$184,385	(77)%

	Six Months Ended
	June 30, 2009	June 30, 2008
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$83,573	$294,743	(72)%
Increases and Decreases In:
Accounts Receivable	(2,526)	31,948
Accounts Payable and Accrued Liabilities	7,406	(6,493)
Income Taxes Payable	241	79
Accrued Interest	25	360
Cash Flow Before Working Capital Changes – Continuing Operations	$88,719	$320,637	(72)%

Six Months Ended June 30, 2009
INCOME FROM CONTINUING OPERATIONS RECONCILIATION:
Loss From Continuing Operations	$(61,213)
Write-Down of Oil and Gas Properties	79,312
Income Tax Benefit From Write-Down (1)	(29,266)
Income From Continuing Operations Before Write-Down of Oil and Gas Properties	$(11,167)

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

(1)	Income tax benefit from write-down was derived using 36.9% effective tax-rate.

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2009	As of December 31, 2008
Assets:
Current Assets:
Cash and Cash Equivalents	$231	$283
Other Current Assets	71,891	77,239
Current Assets Held for Sale	564	564
Total Current Assets	72,686	78,086
Oil and Gas Properties	3,424,913	3,361,411
Other Fixed Assets	37,901	37,669
Less-Accumulated DD&A	(2,132,063)	(1,967,633)
	1,330,751	1,431,447
Other Assets	6,921	7,755
	$1,410,358	$1,517,288
Liabilities:
Current Liabilities	$81,644	$153,499
Long-Term Debt	628,000	580,700
Deferred Income Taxes	106,925	130,899
Asset Retirement Obligation	46,668	48,785
Other Long-term Liabilities	2,409	2,528
Stockholders’ Equity	544,712	600,877
	$1,410,358	$1,517,288

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Six Months Ended
	June 30, 2009	Per Boe	June 30, 2009	Per Boe
Revenues:
Oil & Gas Sales	$82,783	$36.71	$159,201	$34.45
Other Revenue	138	0.06	79	0.01
	82,921	36.77	159,280	34.46
Costs and Expenses:
General and Administrative, net	7,581	3.36	16,000	3.46
Depreciation, Depletion & Amortization	40,365	17.90	84,299	18.24
Accretion of Asset Retirement Obligation (ARO)	717	0.32	1,419	0.31
Lease Operating Costs	18,818	8.34	38,626	8.36
Severance & Other Taxes	9,908	4.39	18,594	4.02
Interest Expense, Net	7,813	3.46	15,280	3.31
Write-down of Oil and Gas Properties	---	---	79,312	17.16
Total Costs & Expenses	$85,202	$37.78	$253,530	$54.86
Loss from Continuing Operations Before Income Taxes	(2,281)	(1.01)	(94,250)	(20.39)
Benefit for Income Taxes	(71)	(0.03)	(33,037)	(7.15)
Loss from Continuing Operations	$(2,210)	$(0.98)	$(61,213)	$(13.25)
Loss from Discontinued Operations, Net of Taxes	(57)	NM	(183)	NM
Net Loss	$(2,267)	NM	$(61,396)	NM

Additional Information:
Total Capital Expenditures	$16,178		$63,502
Capitalized Geological & Geophysical	$5,666		$11,878
Capitalized Interest Expense	$1,490		$3,013
Deferred Income Tax	$(39)		$(29,905)

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Six Months Ended
	June 30, 2009	June 30, 2008
Cash Flows From Operating Activities:
Net Income (Loss)	$(61,396)	$130,280
Plus Loss From Discontinued Operations, Net of Taxes	183	2,800
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	84,299	109,774
Write-down of Oil and Gas Properties	79,312	---
Accretion of Asset Retirement Obligation (ARO)	1,419	921
Deferred Income Taxes	(29,905)	73,730
Stock Based Compensation Expense	4,645	5,965
Other	10,162	(2,833)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	2,526	(31,948)
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(7,406)	6,493
Decrease in Income Taxes Payable	(241)	(79)
Decrease in Accrued Interest	(25)	(360)
Cash Provided by Operating Activities – Continuing Operations	83,573	294,743
Cash Provided by/(Used in) Operating Activities – Discontinued Operations	(337)	6,690
Net Cash Provided by Operating Activities	83,236	301,433

Cash Flows From Investing Activities:
Additions to Property and Equipment	(135,801)	(318,962)
Proceeds from the Sale of Property and Equipment	52	113
Cash Used in Investing Activities – Continuing Operations	(135,749)	(318,849)
Cash Provided by Investing Activities – Discontinued Operations	5,000	80,731
Net Cash Used in Investing Activities	(130,749)	(238,118)

Cash Flows From Financing Activities:
Net Proceeds From (Payments of) Bank Borrowings	47,300	(62,800)
Net Proceeds From Issuance of Common Stock	818	7,313
Excess Tax Benefits From Stock-Based Awards	---	1,083
Purchase of Treasury Shares	(657)	(1,387)
Cash Provided by (Used in) Financing Activities – Continuing Operations	47,461	(55,791)
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by (Used in) Financing Activities	47,461	(55,791)
Net Increase (Decrease) in Cash and Cash Equivalents	(52)	7,524

Cash and Cash Equivalents at the Beginning of the Period	283	5,623
Cash and Cash Equivalents at the End of the Period	$231	$13,147

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION(1)
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2009	Mar. 31, 2009	Percent Change		June 30, 2008	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,255	2,366	(5	) %	2,694	(16	) %
Natural Gas (Bcf)	5.52	5.71	(3	) %	5.53	(0	) %
Crude Oil (MBbl)	1,026	1,108	(7	) %	1,482	(31	) %
NGL (MBbl)	308	307	0%		290	6%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$36.71	$32.29	14%		$97.70	(62	) %
Natural Gas ($/Mcf)	$3.11	$4.19	(26	) %	$10.49	(70	) %
Crude Oil ($/Bbl)	$55.42	$41.15	35%		$125.20	(56	) %
NGL ($/Bbl)	$28.26	$22.52	26%		$67.73	(58	) %

(1)	Does not include production and pricing information for our New Zealand activities, which have been included in discontinued operations in our financial statements.

SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2009
GUIDANCE ESTIMATES

	Actual For Second Quarter 2009			Guidance For Third Quarter 2009			Guidance For Full Year 2009

Production Volumes (MMBoe)		2.26		1.88	-	2.10	8.50	-	9.00

Production Mix:
Natural Gas (Bcf)		5.52		4.83	-	5.40	21.12	-	22.37
Crude Oil (MMBbl)		1.03		0.83	-	0.93	3.87	-	4.10
Natural Gas Liquids (MMBbl)		0.308		0.245	-	0.274	1.11	-	1.17
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)		$(0.40)		($0.25)	-	($0.75)	($0.50)	-	($1.10)
Crude Oil (per Bbl)
NYMEX differential (Note 3)		$(4.38)		($1.50)	-	($3.00)	($2.50)	-	($3.50)
NGL (per Bbl)
Percent of NYMEX Crude		47%		50%	-	65%	50%	-	65%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)		$8.34		$9.00	-	$9.90	$8.60	-	$9.00
Severance & Ad Valorem Taxes (as % of Revenue dollars)		12.0%		11.5%	-	12.5%	11.5%	-	12.5%
Other Costs:
G&A per Boe		$3.36		$3.60	-	$4.15	$3.40	-	$3.70
Interest Expense per Boe		$3.46		$3.85	-	$4.40	$3.50	-	$3.75
DD&A per Boe		$17.90		$18.40	-	$18.90	$18.25	-	$18.75
Supplemental Information:
Capital Expenditures
Operations		$9,022		$32,700	-	$42,000	$130,500	-	$148,000
Acquisition/Dispositions, net	$	---		-	-	-	-	-	-
Capitalized G&G (Note 4)		$5,666		$ 5,900	-	$ 6,300	$23,500	-	$ 25,000
Capitalized Interest		$1,490		$ 1,400	-	$ 1,700	$6,000	-	$ 7,000
Total Capital Expenditures		$16,178		$40,000	-	$50,000	$160,000	-	$180,000

Basic Weighted Average Shares		31,175		31,200	-	31,300	31,100	-	31,300
Diluted Computation:
Weighted Average Shares		31,175		31,375	-	31,625	31,300	-	31,625

Effective Tax Rate (Note 5)		NM	%	25.0%	-	30.0%	33.0%	-	37.0%
Deferred Tax Percentage		NM	%	NM	-	NM	NM	-	NM

Note 1:	Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 5:	Effective Tax rate guidance is based off of NYMEX strip pricing